UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3107

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	NVTRQ	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01     Other Events.

Filing of Proposed Plan and Disclosure Statement

As previously disclosed, on November 12, 2019, Nuvectra Corporation (the “Company”) filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Chapter 11 Case”) in the U.S. Bankruptcy Court for the Eastern District of Texas (the “Bankruptcy Court”). The Chapter 11 Case is being administered under the caption In re Nuvectra Corporation, Case No. 19-43090.

On January 29, 2020, the Company filed with the Bankruptcy Court a proposed Plan of Liquidation Under Chapter 11 of the U.S. Bankruptcy Code (the “Plan”) and a Disclosure Statement describing the Plan and the solicitation of votes from certain of the Company’s creditors to approve the Plan (the “Disclosure Statement”). Information contained in the Plan and the Disclosure Statement is subject to change, whether as a result of amendments or supplements to such documents, third-party actions or otherwise, and such documents should not be relied upon by any person. The Plan and the Disclosure Statement are available at http://www.kccllc.net/nuvectra.

This Current Report on Form 8-K is not a solicitation to accept or reject the proposed Plan. Any such solicitation will be made pursuant to and in accordance with the Disclosure Statement and applicable law, including orders of the Bankruptcy Court.

Additional Information Regarding the Chapter 11 Case

Filings with the Bankruptcy Court related to the Chapter 11 Case are available electronically at http://www.kccllc.net/nuvectra. Information contained on, or that can be accessed through, such website or the Bankruptcy Court is not part of this Current Report on Form 8-K, and the Company disclaims liability for any such information.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of the Company’s control. The Company’s performance may differ materially from those indicated in the forward-looking statements, and you should not rely on any of these forward-looking statements. Any forward-looking statement made by the Company is based only on information currently available to the Company and speaks only as of the date on which it is made. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include: (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Case; (ii) whether the Chapter 11 Case will enable to Company to sell its assets in an orderly manner; (iii) the Company’s ability to realize proceeds from any sale of assets; (iv) the effects of the Chapter 11 Case on the Company and the interests of the Company’s creditors, equityholders and other stakeholders; (v) the length of time the Company will operate under the Chapter 11 Case; (vi) risks associated with third party motions in the Chapter 11 Case; (vii) risks that the Chapter 11 Case could be converted into a case under Chapter 7 of the Bankruptcy Code; (viii) potential adverse effects of the Chapter 11 Case proceedings on the Company’s cash position and continuing operations; (ix) risks related to the Company’s ability to confirm the Plan; and (x) other risk factors set forth in the Disclosure Statement. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVECTRA CORPORATION

Date: January 31, 2020	/s/ Jennifer J. Kosharek
Jennifer J. Kosharek
Chief Financial Officer